UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2013

AUTO TOOL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

101 ½ Mary Street West Whitby, ON, Canada	L1N 2R4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (905) 430-6433

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

On December 19, 2013, we received written consent from our company’s board of directors and a holder of 67.87% of our company’s voting securities to effect a forward split of our issued and outstanding shares of common stock and to change the name of our company.

Pursuant to Section 78.320 of the Nevada Revised Statues, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power and on December 19, 2013, we received written consent from a holder of 67.87% of our company’s voting securities, for a name change to "AFC Building Technologies Inc.", and to effect a forward split of our issued and outstanding shares of common stock on a basis of 1 old for 8 new. Our authorized capital will remain unchanged.

The amendments are currently being submitted to the Financial Industry Regulatory Authority (“FINRA”) for review. We will announce the completion of FINRA's review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTO TOOL TECHNOLOGIES INC.

/s/ Cindy Lee Kelly
Cindy Lee Kelly
President and Director

Date: December 23, 2013